EXHIBIT 10.2

[LETTERHEAD OF EXECUTIVE CENTRE 133]

25th October 01

Michael Emerson/Malik Helweh

Vision Gateway

Dear Michael and Malik,

Per our discussions and your inspection I confirm the following details.

Suites 102/103:	As discussed $680.00 per week plus GST = $2954.76 plus GST per calendar month.

Suites 206/207:	Suite 206 = $250.00 per week + GST Suite 207 = $350.00 per week + GST

I would be prepared to reduce Suite 206 by $60.00 per week plus GST, which would bring your rental down to $190.00 per week plus GST. The total rental for Suites 206/207 would be $2346.43 plus GST. I am happy to offer you one months free office rental based on a six month commitment and two weeks free office rental based on a three month commitment.

Two months rent as bond is required $-4692.86 prior to occupancy. This bond is fully refundable after your account is closed provided your account has been paid in full.

Month to month. One months notice is required to terminate the account.

Bond:

Inclusions: Terms:	Cleaning, maintenance, electricity, 24 hour access, furniture as specified by yourself (additional furniture in/out of your office after this point will incur a moving fee of $77.00 plus GST), telephone answering. All conference room use is with our compliments.

Additional Charges:	Handset and line rental $45.00 per month per extension plus GST.

Coffee/tea = $10.00 per month per person plus GST.

Parking:	I have 1 x carspace under the building at 565.00 per week plus GST. An external space is $55.00 per week plus GST.

Fax:	An additional phone line can be set up for your fax use at line rental only, of $20.00 per month plus GST through our switchboard.

Internet:	Our ISP - Accxyss Technologies can assist you with a permanent connection. Prices are at $120.00 set up plus GST and $20.00 per week plus GST per user. He will bill you directly. A surcharge of $30.00 per month plus GST applies for any Internet option.

Terms of Payment:	Our terms are strictly 7 days after receipt of invoice. Payment can be made by credit card, cheque or bank transfer.

Invoices are distributed the first day of the month for rent, handset and line rental, coffee and parking in advance and we reserve the right to close accounts at 50 days if unpaid.

Michael, we look forward to supporting you in our Centre and I stress again that I can give you first refusal on larger window space as it becomes available.

/s/ Penny Flanagan

Penny Flanagan

Centre Director

Yours sincerely.